UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Thursday, April 9, 2009
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition
On April 9, 2009, the Company announced that it was adjusting its earnings guidance for fiscal 2009, as further set forth in the press release furnished as Exhibit 99.1 to this Report (the “Release”). The Company’s earnings guidance set forth in the Release is based on generally accepted accounting principals (“GAAP”) in effect in 2008 and prior years and excludes acquisition-related charges resulting from the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 141(R) as further explained in the Release. The Company believes that earnings that are based on accounting standards in effect prior to the adoption of SFAS No. 141(R), a non-GAAP financial measure, provide useful information to investors, because (i) they are more comparable with the results for prior fiscal periods, and (ii) by excluding the potential volatility related to the timing and extent of non-operating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs, such results provide a useful means of evaluating the success of the Company’s ongoing operating activities. Also, the Company uses this information, together with other appropriate metrics, to set goals for and measure the performance of its operating businesses, to determine management’s incentive compensation, and to assess the Company’s compliance with debt covenants. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (c) The following exhibits are furnished as part of this Form 8-K.

Exhibit
No.	Description

99.1	Press release dated as of April 9, 2009, releasing EMS’s adjusted earnings guidance for 2009 calendar year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: April 14, 2009	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer